Exhibit 99

MASCO CORPORATION REPORTS SECOND QUARTER 2017 RESULTS

Key Highlights

•	Sales for the second quarter increased 3 percent to $2.1 billion; in local currencies, sales increased 4 percent

•	Operating profit for the quarter grew 7 percent to $357 million; adjusted operating profit grew 4 percent to $357 million

•	Earnings per share for the quarter grew 9 percent to $0.49 per common share; adjusted earnings per share grew 30 percent to $0.60 per common share

•	Updating our 2017 earnings per share target range to $1.93 to $2.00 from $1.90 to $2.00 per common share

•	Board announces intent to increase annual dividend by $0.02 per share to $0.42 per share, beginning in the fourth quarter

LIVONIA, Mich. (July 27, 2017) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported solid net sales and operating profit growth in the second quarter of 2017.

“We continued to execute on our strategic plan in the second quarter,” said Masco President and CEO, Keith Allman. “Our Plumbing Products and Decorative Architectural Products segments once again delivered strong results, and I am extremely pleased with the progress we have made in our Windows business. In our Cabinetry Products segment, we exited certain lower margin builder business and are now pivoting towards growth. Additionally, we continued our disciplined capital allocation by returning approximately $74 million to shareholders through dividends and share repurchases in the quarter.”

2017 Second Quarter Commentary

•	On a reported basis, compared to second quarter 2016:

•	Net sales increased 3 percent to $2.1 billion

•	In local currency, North American sales and international sales increased 4 percent

•	Gross margins improved 80 basis points to 35.8 percent from 35.0 percent

•	Operating margins improved 70 basis points to 17.4 percent from 16.7 percent

•	Net income was $0.49 per common share compared to $0.45 per common share

•	Compared to second quarter 2016, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 34 percent (36 percent in 2016), were as follows:

•	Gross margins improved to 35.8 percent compared to 35.2 percent

•	Operating margins improved to 17.4 percent compared to 17.1 percent

•	Net income was $0.60 per common share, compared to $0.46 per common share (which included $40 million, or approximately $0.08 per share, in debt extinguishment costs in 2016)

•	Liquidity at the end of the second quarter was approximately $1.1 billion

•	1.2 million shares were repurchased in the second quarter

2017 Second Quarter Operating Segment Highlights

•	Plumbing Products’ net sales increased 3 percent (5 percent excluding the impact of foreign currency translation), driven by North America and international growth

•	Decorative Architectural Products’ net sales increased 5 percent with growth from builders’ hardware and Behr’s pro initiative

•
Cabinetry Products’ net sales decreased 4 percent (3 percent excluding the impact of foreign currency translation) due to the previously announced exit of lower margin business in the builder channel and lower sales in our United Kingdom cabinet operation

•
Windows and Other Specialty Products’ net sales increased 4 percent. Excluding the impact of foreign currency translation, net sales increased 7 percent, driven by strong sales of windows in North America

Outlook

“As we presented during our Investor Day in May, the demand drivers underlying our business are strong and very supportive of continued, long-term growth,” said Allman. “We are confident in our plans to leverage our strong brands, industry leading positions, and our Masco Operating System to capitalize on these robust, long-term demand drivers. We are pleased with our pe rformance this year, and accordingly, we are updating our 2017 earnings per share target to the range of $1.93 to $2.00. Looking forward, we are committed to achieving our 2019 earnings per share target of $2.50 that we introduced at our Investor Day. Reflecting confidence in our plans and Masco’s outlook, our Board of Directors intends to increase our annual dividend by $0.02 per share to $0.42 per share, beginning with the quarterly dividend to be paid in the fourth quarter of 2017.”

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; and Hot Spring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2017 second quarter supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Thursday, July 27, 2017 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 36385520. The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 36385520. The telephone replay will be available approximately two hours after the end of the call and continue through August 27, 2017.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of home improvement activity and new home construction, our ability to maintain our strong brands and to develop and introduce new and improved products, our ability to maintain our competitive position in our industries, our reliance on key customers, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to improve our under-performing U.S. window business, the cost and availability of raw materials, our dependence on third party suppliers, and risks associated with international operations and global strategies. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Six Months Ended June 30, 2017 and 2016

(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$2,057	$2,001	$3,834	$3,721
Cost of sales	1,320	1,301	2,489	2,452
Gross profit	737	700	1,345	1,269

Selling, general and administrative expenses	380	365	735	700
Operating profit	357	335	610	569

Other income (expense), net:
Interest expense	(153)	(87)	(196)	(143)
Other, net	51	5	54	4
	(102)	(82)	(142)	(139)
Income before income taxes	255	253	468	430

Income tax expense	84	90	147	148
Net income	171	163	321	282
Less: Net income attributable to noncontrolling interest	13	13	23	23
Net income attributable to Masco Corporation	$158	$150	$298	$259

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.49	$0.45	$0.92	$0.77

Average diluted common shares outstanding	319	331	320	333

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Six Months Ended June 30, 2017 and 2016

(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$2,057	$2,001	$3,834	$3,721

Gross profit, as reported	$737	$700	$1,345	$1,269
Rationalization charges	—	5	2	6
Gross profit, as adjusted	$737	$705	$1,347	$1,275

Gross margin, as reported	35.8%	35.0%	35.1%	34.1%
Gross margin, as adjusted	35.8%	35.2%	35.1%	34.3%

Selling, general and administrative expenses, as reported	$380	$365	$735	$700
Rationalization charges	—	2	—	4
Selling, general and administrative expenses, as adjusted	$380	$363	$735	$696

Selling, general and administrative expenses as percent of net sales, as reported	18.5%	18.2%	19.2%	18.8%
Selling, general and administrative expenses as percent of net sales, as adjusted	18.5%	18.1%	19.2%	18.7%

Operating profit, as reported	$357	$335	$610	$569
Rationalization charges	—	7	2	10
Operating profit, as adjusted	$357	$342	$612	$579

Operating margin, as reported	17.4%	16.7%	15.9%	15.3%
Operating margin, as adjusted	17.4%	17.1%	16.0%	15.6%

Earnings Per Common Share Reconciliations

Income before income taxes, as reported	$255	$253	$468	$430
Rationalization charges	—	7	2	10
(Gain) from auction rate securities	—	(1)	—	(1)
(Gains) from private equity funds, net	(1)	(1)	(2)	(1)
(Earnings) from equity investments, net	(1)	—	(1)	(1)
Loss on extinguishment of debt	107	—	107	—
(Gain) on sale of business	(49)	—	(49)	—
Income before income taxes, as adjusted	311	258	525	437
Tax at 34% rate (36% for 2016)	(106)	(93)	(179)	(157)
Less: Net income attributable to noncontrolling interest	13	13	23	23
Net income, as adjusted	$192	$152	$323	$257

Net income per common share, as adjusted	$0.60	$0.46	$1.01	$0.77

Average diluted common shares outstanding	319	331	320	333
Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
Outlook for the Twelve Months Ended December 31, 2017

	Twelve Months Ended December 31, 2017
	Low End	High End
Outlook

Net income per common share	$1.81	$1.88
Loss on extinguishment of debt	0.22	0.22
(Gain) on sale of business	(0.10)	(0.10)
Net income per common share, as adjusted	$1.93	$2.00
Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
June 30, 2017 and December 31, 2016

(dollars in millions)

	June 30, 2017	December 31, 2016
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$992	$990
Short-term bank deposits	144	201
Receivables	1,231	917
Inventories	850	712
Prepaid expenses and other	89	114
Total Current Assets	3,306	2,934

Property and equipment, net	1,080	1,060
Goodwill	797	832
Other intangible assets, net	156	154
Other assets	150	157
Total Assets	$5,489	$5,137

Liabilities
Current Liabilities:
Accounts payable	$960	$800
Notes payable	117	2
Accrued liabilities	615	658
Total Current Liabilities	1,692	1,460

Long-term debt	2,967	2,995
Other liabilities	760	785
Total Liabilities	5,419	5,240

Equity	70	(103)
Total Liabilities and Equity	$5,489	$5,137

	As of June 30,
	2017	2016
Other Financial Data
Working Capital Days
Receivable days	52	50
Inventory days	63	57
Payable days	72	71
Working capital	$1,121	$965
Working capital as a % of sales (LTM)	15.0%	13.3%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Six Months Ended June 30, 2017 and 2016

(dollars in millions)

	Six Months Ended June 30,
	2017	2016
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$536	$433
Working capital changes	(381)	(243)
Net cash from operating activities	155	190

Cash Flows From (For) Financing Activities:
Retirement of notes	(535)	(1,300)
Purchase of Company common stock	(134)	(168)
Cash dividends paid	(64)	(63)
Dividend paid to noncontrolling interest	(35)	(31)
Issuance of notes, net of issuance costs	593	889
Debt extinguishment costs	(104)	(40)
Issuance of Company common stock	—	1
Employee withholding taxes paid on stock-based compensation	(27)	(24)
Increase (decrease) in debt, net	1	(2)
Net cash for financing activities	(305)	(738)

Cash Flows From (For) Investing Activities:
Capital expenditures	(77)	(79)
Proceeds from disposition of business	126	—
Other, net	75	124
Net cash from investing activities	124	45

Effect of exchange rate changes on cash and cash investments	28	(9)

Cash and Cash Investments:
Increase (decrease) for the period	2	(512)
At January 1	990	1,468
At June 30	$992	$956

	As of June 30,
	2017	2016
Liquidity
Cash and cash investments	$992	$956
Short-term bank deposits	144	135
Total Liquidity	$1,136	$1,091

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Six Months Ended June 30, 2017 and 2016

(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Plumbing Products
Net sales	$949	$923	3%	$1,812	$1,736	4%

Operating profit, as reported	$198	$188		$354	$317
Operating margin, as reported	20.9%	20.4%		19.5%	18.3%

Rationalization charges	—	4		—	6
Operating profit, as adjusted	198	192	(192)	354	323
Operating margin, as adjusted	20.9%	20.8%		19.5%	18.6%

Depreciation and amortization	15	14		29	28

EBITDA, as adjusted	$213	$206		$383	$351

Decorative Architectural Products
Net sales	$653	$620	5%	$1,158	$1,113	4%

Operating profit, as reported	$141	$139		$242	$244
Operating margin, as reported	21.6%	22.4%		20.9%	21.9%

Depreciation and amortization	4	4		8	8

EBITDA	$145	$143		$250	$252

Cabinetry Products
Net sales	$251	$261	(4)%	$482	$497	(3)%

Operating profit, as reported	$30	$34		$46	$58
Operating margin, as reported	12.0%	13.0%		9.5%	11.7%

Rationalization charges	—	3		2	4
Operating profit, as adjusted	30	37		48	62
Operating margin, as adjusted	12.0%	14.2%		10.0%	12.5%

Depreciation and amortization	4	5		8	10

EBITDA, as adjusted	$34	$42		$56	$72

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Six Months Ended June 30, 2017 and 2016

(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Windows and Other Specialty Products
Net sales	$204	$197	4%	$382	$375	2%

Operating profit (loss), as reported	$18	$(2)		$24	$1
Operating margin, as reported	8.8%	(1.0)%		6.3%	0.3%

Depreciation and amortization	6	5		11	10

EBITDA	$24	$3		$35	$11

Total
Net sales	$2,057	$2,001	3%	$3,834	$3,721	3%

Operating profit, as reported - segment	$387	$359		$666	$620
General corporate expense, net (GCE)	(30)	(24)		(56)	(51)
Operating profit, as reported	357	335		610	569
Operating margin, as reported	17.4%	16.7%		15.9%	15.3%

Rationalization charges - segment	—	7		2	10
Operating profit, as adjusted	357	342	-$336,000,000	612	579	-$336,000,000
Operating margin, as adjusted	17.4%	17.1%		16.0%	15.6%

Depreciation and amortization - segment	29	28		56	56
Depreciation and amortization - non-operating	4	6		8	10

EBITDA, as adjusted	$390	$376		$676	$645

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Six Months Ended June 30, 2017 and 2016

(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
North American
Net sales	$1,660	$1,598	4%	$3,071	$2,948	4%

Operating profit, as reported	$330	$299		$569	$514
Operating margin, as reported	19.9%	18.7%		18.5%	17.4%

Rationalization charges	—	5		2	7
Operating profit, as adjusted	330	304		571	521
Operating margin, as adjusted	19.9%	19.0%		18.6%	17.7%

Depreciation and amortization	20	19		38	38

EBITDA, as adjusted	$350	$323		$609	$559

International
Net sales	$397	$403	(1)%	$763	$773	(1)%

Operating profit, as reported	$57	$60		$97	$106
Operating margin, as reported	14.4%	14.9%		12.7%	13.7%

Rationalization charges	—	2		—	3
Operating profit, as adjusted	57	62		97	109
Operating margin, as adjusted	14.4%	15.4%		12.7%	14.1%

Depreciation and amortization	9	9		18	18

EBITDA, as adjusted	$66	$71		$115	$127

Total
Net sales	$2,057	$2,001	3%	$3,834	$3,721	3%

Operating profit, as reported - segment	$387	$359		$666	$620
General corporate expense, net (GCE)	(30)	(24)		(56)	(51)
Operating profit, as reported	357	335		610	569
Operating margin, as reported	17.4%	16.7%		15.9%	15.3%

Rationalization charges - segment	—	7		2	10
Operating profit, as adjusted	357	342		612	579
Operating margin, as adjusted	17.4%	17.1%		16.0%	15.6%

Depreciation and amortization - segment	29	28		56	56
Depreciation and amortization - non-operating	4	6		8	10

EBITDA, as adjusted	$390	$376		$676	$645

Historical information is available on our website.